Exhibit 99.1

EPAM Reports Strong Results for Third Quarter 2021 and Raises Full Year Outlook

•Third quarter revenues of $988.5 million, up 51.6% year-over-year
•GAAP Income from Operations was 14.6% of revenues and Non-GAAP Income from Operations was 18.2% of revenues for the third quarter
•Third quarter GAAP diluted EPS of $1.95, an increase of 27.5%, and Non-GAAP diluted EPS of $2.42, an increase of 46.7% on a year-over-year basis
•EPAM raises full year 2021 outlook and now expects revenue growth to be at least 40%, GAAP diluted EPS to be in the range of $7.86 to $7.93 and Non-GAAP diluted EPS to be in the range of $8.72 to $8.79

Newtown, PA — November 4, 2021 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced results for its third quarter ended September 30, 2021.

“We are pleased with our strong third-quarter results, which reflect a wide-range of demand across all our geographies and industry groups,” said Arkadiy Dobkin, CEO & President, EPAM. “The increased rate of change that was difficult to predict over a year ago, is now driving higher levels of transformation across the industries we serve. As such, we continue to invest in growing our teams and capabilities to help our customers to simultaneously envision and deliver solutions through our industry leading digital transformation services and product engineering offerings.”

Third Quarter 2021 Highlights
•Revenues were $988.5 million, a year-over-year increase of $336.3 million, or 51.6%. On a constant currency basis, revenues were up 50.7% compared to the third quarter of 2020. Acquisitions completed in the last twelve months contributed 5.0% to revenue growth in the quarter;
•GAAP income from operations was $144.1 million, an increase of $47.7 million, or 49.5%, compared to $96.4 million in the third quarter of 2020;
•Non-GAAP income from operations was $179.6 million, an increase of $56.3 million, or 45.7%, compared to $123.3 million in the third quarter of 2020;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.95, an increase of $0.42, or 27.5%, compared to $1.53 in the third quarter of 2020; and
•Non-GAAP diluted EPS was $2.42, an increase of $0.77, or 46.7%, compared to $1.65 in the third quarter of 2020.
Cash Flow and Other Metrics
•Cash provided by operating activities was $287.7 million for the first nine months of 2021, compared to $385.0 million for the first nine months of 2020;
•Cash, cash equivalents and restricted cash totaled $1,425.6 million as of September 30, 2021, an increase of $102.0 million, or 7.7%, from $1,323.5 million as of December 31, 2020; and
•Total headcount was approximately 52,650 as of September 30, 2021. Included in this number were approximately 47,050 delivery professionals, an increase of 39.4% from September 30, 2020.

2021 Outlook - Full Year and Fourth Quarter
Full Year
Given the strength of the first nine months of 2021 combined with a strong demand environment, EPAM is raising its full year outlook:
•The Company now expects revenue growth for 2021 to be at least 40% on a GAAP basis, which includes a favorable foreign currency translation impact of approximately 2%. Revenue growth on a constant currency basis will now be at least 38%. The Company expects acquisitions, including the acquisition of Emakina Group SA, will contribute approximately 4% to reported revenues;
•For the full year, EPAM continues to expect GAAP income from operations to be in the range of 13.5% to 14.5% of revenues and non-GAAP income from operations to be in the range of 17% to 18% of revenues;
•The Company expects its GAAP effective tax rate to continue to be approximately 11% and its non-GAAP effective tax rate to now be approximately 22%; and
•EPAM expects GAAP diluted EPS to now be in the range of $7.86 to $7.93 for the year, and non-GAAP diluted EPS to now be in the range of $8.72 to $8.79 for the year. The Company now expects weighted average diluted shares outstanding for the year of 59.1 million.
Fourth Quarter
EPAM expects the following for the fourth quarter:
•Revenues will be in the range of $1.075 billion to $1.085 billion on a GAAP basis for the fourth quarter reflecting a year-over-year growth rate of approximately 49% at the mid-point of the range. The Company expects foreign currency translation will have a minimal impact on year-over-year reported revenue growth. The Company expects acquisitions, including the acquisition of Emakina Group SA, will contribute approximately 8% to reported revenues;
•For the fourth quarter, EPAM expects GAAP income from operations to be in the range of 13.5% to 14.5% of revenues and non-GAAP income from operations to be in the range of 17% to 18% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 14% and its non-GAAP effective tax rate to be approximately 22%; and
•EPAM expects GAAP diluted EPS will be in the range of $2.11 to $2.18 for the quarter, and non-GAAP diluted EPS will be in the range of $2.44 to $2.51 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 59.3 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, November 4, 2021 at 8:00 a.m. EDT. The live conference call will be available by dialing +1 (844) 707-0662 or +1 (703) 318-2250 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at https://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 (outside of the U.S.) and entering the conference ID 2091279. The replay will be available until November 11, 2021.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting and design capabilities; and unique ‘Engineering DNA,’ EPAM’s globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people’s lives. Selected by Newsweek as a 2021 Most Loved Workplace, EPAM’s global multi-disciplinary teams serve customers in more than 40 countries across five continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked as the top IT services company on Fortune’s 100 Fastest-Growing Companies list for the last three consecutive years. EPAM is also listed among Ad Age’s top 25 World’s Largest Agency Companies and in 2020, Consulting Magazine named EPAM Continuum a top 20 Fastest-Growing Firm. Learn more at www.epam.com and follow EPAM on Twitter and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, the anticipated impact of the COVID-19 pandemic and civil unrest in the geographies where we conduct business and where our operations are located and the effect that these events may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, the discussion in the Company’s Quarterly Report on Form 10-Q, filed on or after the date of this press release, particularly under the heading "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$988,539	$652,243	$2,650,680	$1,935,985
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	653,374	423,388	1,756,430	1,266,730
Selling, general and administrative expenses	169,498	116,530	457,797	355,829
Depreciation and amortization expense	21,543	15,929	59,804	46,095
Income from operations	144,124	96,396	376,649	267,331
Interest and other (loss)/income, net	(5,325)	1,672	2,629	5,875
Foreign exchange (loss)/gain	(3,441)	5,896	(5,835)	3,253
Income before provision for income taxes	135,358	103,964	373,443	276,459
Provision for income taxes	19,702	14,532	34,070	34,838
Net income	$115,656	$89,432	$339,373	$241,621

Net income per share:
Basic	$2.04	$1.60	$6.01	$4.34
Diluted	$1.95	$1.53	$5.75	$4.14
Shares used in calculation of net income per share:
Basic	56,649	55,884	56,429	55,625
Diluted	59,203	58,616	58,999	58,341

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of September 30, 2021	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,266,614	$1,322,143
Short-term investments	—	60,007
Trade receivables and contract assets, net of allowance of $6,207 and $4,886, respectively	755,588	501,062
Prepaid and other current assets	69,992	29,570
Total current assets	2,092,194	1,912,782
Restricted cash, noncurrent	158,454	1,284
Property and equipment, net	176,881	169,533
Operating lease right-of-use assets, net	192,628	228,672
Intangible assets, net	74,576	51,975
Goodwill	386,508	211,956
Deferred tax assets	104,057	92,454
Other noncurrent assets	56,935	52,676
Total assets	$3,242,233	$2,721,332

Liabilities
Current liabilities
Accounts payable	$8,086	$10,189
Accrued compensation and benefits expenses	412,061	294,709
Accrued expenses and other current liabilities	140,298	79,690
Income taxes payable, current	20,928	20,603
Operating lease liabilities, current	51,174	60,759
Total current liabilities	632,547	465,950
Long-term debt	25,024	25,038
Income taxes payable, noncurrent	42,193	43,448
Operating lease liabilities, noncurrent	149,556	180,604
Other noncurrent liabilities	53,794	23,274
Total liabilities	903,114	738,314
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 56,728 and 56,128 shares issued, 56,708 and 56,108 shares outstanding at September 30, 2021 and December 31, 2020, respectively	57	56
Additional paid-in capital	693,887	660,771
Retained earnings	1,687,253	1,347,880
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(41,901)	(25,512)
Total stockholders’ equity	2,339,119	1,983,018
Total liabilities and stockholders’ equity	$3,242,233	$2,721,332

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on a constant currency basis is presented in the table below:

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Revenue growth as reported	51.6%	36.9%
Foreign exchange rates impact	(0.9)%	(2.5)%
Revenue growth on a constant currency basis(1)	50.7%	34.4%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$653,374	$(12,174)	$641,200	$1,756,430	$(34,552)	$1,721,878
Selling, general and administrative expenses(3)	$169,498	$(18,655)	$150,843	$457,797	$(48,777)	$409,020
Income from operations(4)	$144,124	$35,513	$179,637	$376,649	$95,114	$471,763
Operating margin	14.6%	3.6%	18.2%	14.2%	3.6%	17.8%
Net income(5)	$115,656	$27,549	$143,205	$339,373	$31,170	$370,543
Diluted earnings per share	$1.95		$2.42	$5.75		$6.28

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$423,388	$(10,854)	$412,534	$1,266,730	$(23,796)	$1,242,934
Selling, general and administrative expenses(3)	$116,530	$(12,976)	$103,554	$355,829	$(36,497)	$319,332
Income from operations(4)	$96,396	$26,916	$123,312	$267,331	$69,508	$336,839
Operating margin	14.8%	4.1%	18.9%	13.8%	3.6%	17.4%
Net income(5)	$89,432	$7,254	$96,686	$241,621	$22,915	$264,536
Diluted earnings per share	$1.53		$1.65	$4.14		$4.53

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Stock-based compensation expenses	$12,174	$10,854	$34,552	$23,796
Total adjustments to GAAP cost of revenues(2)	12,174	10,854	34,552	23,796
Stock-based compensation expenses	17,013	12,620	43,086	30,998
Other acquisition-related expenses	1,553	243	5,585	859
One-time charges	89	113	106	4,640
Total adjustments to GAAP selling, general and administrative expenses(3)	18,655	12,976	48,777	36,497
Amortization of acquired intangible assets	4,684	3,086	11,785	9,215
Total adjustments to GAAP income from operations(4)	35,513	26,916	95,114	69,508
Change in fair value of contingent consideration included in Interest and other income, net	6,998	(43)	1,362	(1,481)
Impairment of investment	—	—	—	313
Foreign exchange (loss)/gain	3,441	(5,896)	5,835	(3,253)
Provision for income taxes:
Tax effect on non-GAAP adjustments	(8,053)	(4,558)	(18,312)	(13,181)
Excess tax benefits related to stock-based compensation	(10,350)	(9,165)	(52,829)	(28,991)
Total adjustments to GAAP net income(5)	$27,549	$7,254	$31,170	$22,915

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on a constant currency basis is presented in the table below:

	Fourth Quarter 2021 (at mid-point of range)	Full Year 2021 (at least)
Revenue growth	49%	40%
Foreign exchange rates impact	—%	(2)%
Revenue growth on a constant currency basis (6)	49%	38%

(6)	Constant currency revenue results are calculated by translating expected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Fourth Quarter 2021	Full Year 2021
GAAP income from operations as a percentage of revenues	13.5% to 14.5%	13.5% to 14.5%
Stock-based compensation expenses	2.9%	2.9%
Included in cost of revenues (exclusive of depreciation and amortization)	1.3%	1.3%
Included in selling, general and administrative expenses	1.6%	1.6%
Other acquisition-related expenses	0.1%	0.2%
Amortization of purchased intangible assets	0.5%	0.4%
Non-GAAP income from operations as a percentage of revenues	17% to 18%	17% to 18%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	Fourth Quarter 2021	Full Year 2021
GAAP effective tax rate (approximately)	14%	11%
Tax effect on non-GAAP adjustments	3.1%	3.1%
Excess tax benefits related to stock-based compensation	4.9%	7.9%
Non-GAAP effective tax rate (approximately)	22%	22%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	Fourth Quarter 2021	Full Year 2021
GAAP diluted earnings per share	$2.11 to $2.18	$7.86 to $7.93
Stock-based compensation expenses	0.53	1.85
Included in cost of revenues (exclusive of depreciation and amortization)	0.25	0.83
Included in selling, general and administrative expenses	0.28	1.02
Other acquisition-related expenses	0.03	0.13
Amortization of purchased intangible assets	0.10	0.30
Change in fair value of contingent consideration	—	0.02
Foreign exchange loss	0.03	0.12
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.14)	(0.45)
Excess tax benefits related to stock-based compensation	(0.22)	(1.11)
Non-GAAP diluted earnings per share	$2.44 to $2.51	$8.72 to $8.79